Exhibit  23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Carcorp USA Corporation


We consent to the use in this Amended Registration Statement of CARCORP USA CORPORATION on Form S-8 for my report relating to the financial statements of CARCORP USA CORPORATION dated, December 31, 2001.

/s/                              Merdinger, Fruchter, Rosen & Corso, P.C.
                                 Certified Public Accountants